United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

May 4, 2016 (April 28, 2016)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On April 28, 2016, the Company issued a press release announcing that, in connection with the previously-announced settlement of the Company’s lawsuit against Proskauer Rose LLP, its Board of Directors had declared a dividend of $0.17968 on each share of Class B common stock and a cash distribution of $0.17968 per outstanding warrant for OSG’s Class B common stock, both with a record date of May 9, 2016 and a payment date of May 13, 2016. In accordance with the terms of the Class B warrants, holders of those warrants will receive the cash distribution but the warrants will not otherwise be adjusted in any manner in connection with the payment of the dividend on the Class B stock.

Pursuant to the terms of the Company’s certificate of incorporation, each share of Class B common stock will thereafter automatically convert into one share of Class A common stock as of 5:00 p.m. EDT on May 27, 2016 (the “conversion date”), the tenth business day after the payment of the dividend and distribution to the holders of Class B shares and warrants as described above. In addition, pursuant to the terms of the warrant agreement governing the Class B warrants, each outstanding Class B warrant will automatically convert into a Class A warrant on the conversion date.

A copy of the press release is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

Exhibit No.	Description
99.1	Press Release dated April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: May 4, 2016	By	/s/ James D. Small III
Name: James D. Small III Title: Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 28, 2016.